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EXHIBIT 99.1

For More Information, Contact:
Corporate Communications, Cygnus, Inc.
(650) 369-4300 www.cygn.com

FOR IMMEDIATE RELEASE

CYGNUS REPORTS SECOND QUARTER FINANCIAL RESULTS

Quarter's Highlights Include U.S. FDA Supplemental Submission

Redwood City, CA—July 19, 2001—Cygnus, Inc. (Nasdaq: CYGN) today reported its financial results for the quarter ended June 30, 2001. The Company posted a net loss of $13.0 million ($0.46/share) for the quarter ended June 30, 2001, compared to a net loss of $7.3 million ($0.28/share) for the quarter ended June 30, 2000. Cygnus also announced the submission to the FDA of an application for supplemental pre-market approval (PMA) of an automated and large-scale process for GlucoWatch® AutoSensor manufacturing.

"This past quarter has been active and exciting for Cygnus," said John C Hodgman, Chairman, Chief Executive Officer and President of Cygnus, Inc. "We are preparing for a broad launch of the GlucoWatch® Biographer in the United States and are very pleased with the feedback from physicians and patients in our U.S. pilot marketing program. The submission of the PMA supplement for large-scale AutoSensor manufacturing is an important step leading to commercialization of the GlucoWatch Biographer in the United States. In June we attended the Annual Scientific Sessions of the American Diabetes Association, where we provided two scientific presentations and had an exhibition space to demonstrate the Biographer to attending health care professionals from around the world. We were extremely pleased by the interest shown at the meeting. This high level of interest gives us even greater optimism about the potential for our innovative glucose monitoring device to make significant contributions to improving glucose control for people with diabetes."

For the second quarter, Cygnus had total revenues of $0.07 million, compared to no revenues for the quarter ended June 30, 2000. The Company had total costs and expenses of $12.9 million for the quarter ended June 30, 2001, compared to $6.8 million for the quarter ended June 30, 2000. Research and development costs for the quarter ended June 30, 2001 were $8.3 million, compared to $4.6 million for the quarter ended June 30, 2000. Research and development activities included work on future versions of the Biographer, clinical trials for purposes of insurance reimbursement, pediatric studies in order to expand the intended use of the device, and developing and testing high-capacity manufacturing processes, this last item being primarily responsible for the expense increase. Marketing, general and administrative expenses for the quarter ended June 30, 2001 were $4.6 million, compared to $2.2 million for the quarter ended June 30, 2000. Marketing activities included commercial launch programs in the United Kingdom, implementation of the U.S. pilot marketing program, development of training programs for health care professionals and patients, and development of promotional programs in anticipation of a U.S. launch.

Cash and investments totaled $27.8 million as of June 30, 2001.

"During this past quarter in the United Kingdom, our focus was to educate and train diabetes clinics, as it is essential that these health care professionals be knowledgeable about the GlucoWatch Biographer prior to the initiation of patient awareness programs. Our field representatives have already trained nearly 300 of the largest diabetes clinics and will continue these efforts," noted Craig W. Carlson, Chief Operating Officer and Chief Financial Officer of Cygnus, Inc. "During the second half of this year we will begin implementing marketing programs to promote awareness and interest among patients in the United Kingdom and we anticipate U.K. product sales in the third quarter to begin reflecting the initiation of marketing efforts."

The Company's results of operations and level of revenues may vary significantly from period to period and are not necessarily indicative of expected results of operations or revenues in future periods.

Before the GlucoWatch Biographer can be made broadly available in the United States, Cygnus must obtain additional regulatory approvals. The primary focus is on approval of the automated process for large-scale production of AutoSensors, the consumable component of the GlucoWatch Biographer system. As noted earlier, Cygnus has submitted the PMA supplement for approval of this large-scale AutoSensor manufacturing process and the PMA supplement is currently under review by the FDA.

Cygnus' Board of Directors utilizes stock incentive programs to focus management and employees on the achievement of certain milestones (such as technical, regulatory, and commercial) and to align their interests with those of stockholders. The Board recently amended Cygnus' insider trading policy to permit stock trading programs under the newly adopted Rule 10b5-1 of the U.S. Securities and Exchange Commission. The new rule permits employees and other insiders to adopt written plans at a time when they are not in possession of material nonpublic information and to trade shares according to the plan, regardless of any subsequent nonpublic information they receive or the price of the stock at the time of the trade. Several members of Cygnus' management team have adopted such plans in order to gradually diversify their financial holdings, minimize the market effect of such sales by spreading them over a more extended period than the traditional trading "window" and avoid being prohibited from trading any shares for long periods of time due to material nonpublic information they may possess during the traditional trading "windows."

Cygnus, Inc., headquartered in Redwood City, California, develops and manufactures diagnostic medical devices, utilizing proprietary biosensor technologies to satisfy unmet medical needs cost-effectively. The Company's current efforts are focused on a frequent, automatic, and non-invasive glucose monitoring device (the GlucoWatch Biographer system) and enhancements thereto.

Some of the statements in this news release are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this news release that are not statements of historical fact. Forward-looking statements include, but are not limited to, statements about our ability to manufacture and scale-up commercially the GlucoWatch® Biographer, plans for commercialization alliances, our ability to achieve market acceptance of the GlucoWatch Biographer, and plans for enhancements and possible manufacturing changes through the PMA supplement process. In some cases, you can identify these statements by words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions. We cannot guarantee future results, levels of activity, performance or achievements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. The Company refers you to the documents the Company files from time to time with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain descriptions of certain factors that could cause the Company's actual results to differ from the Company's current expectations and any forward-looking statements contained in this news release. "GlucoWatch" is a registered trademark of Cygnus, Inc.

END

Financial Table to Follow

CYGNUS,INC.
Consolidated Condensed Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2001	2000	2001	2000
Contract revenues	$32	$—	$5,065	$1,038
Product revenues	39	—	39	—

Total revenues	71	—	5,104	1,038
Costs and expenses:
Research and development	8,295	4,553	15,050	8,382
Marketing, general and administrative	4,564	2,233	7,711	4,141

Total costs and expenses	12,859	6,786	22,761	12,523
Loss from operations	(12,788)	(6,786)	(17,657)	(11,485)
Other income and (expense)	(258)	(469)	164	(785)

Loss from operations before income tax	(13,046)	(7,255)	(17,493)	(12,270)
Provision for foreign taxes	—	—	(500)	(100)

Net loss	$(13,046)	$(7,255)	$(17,993)	$(12,370)

Net loss per share, basic and diluted	$(0.46)	$(0.28)	$(0.64)	$(0.48)

Shares used in computation of net loss per share, basic and diluted	28,646	26,277	28,181	25,902

Summary Consolidated Condensed Balance Sheet
(In thousands)
(unaudited)

	June 30, 2001	Dec. 31, 2000
Cash and investments	$27,808	$24,486
Other current assets	1,201	653
Other assets	7,263	7,750

Total assets	$36,272	$32,889

Current liabilities	$16,322	$13,723
Long-term obligations	31,689	32,189
Stockholders' equity (net capital deficiency)	(11,739)	(13,023)

Total liabilities & stockholders' equity (net capital deficiency)	$36,272	$32,889

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  FOR IMMEDIATE RELEASE
CYGNUS REPORTS SECOND QUARTER FINANCIAL RESULTS
CYGNUS,INC. Consolidated Condensed Statements of Operations (In thousands, except per share data) (unaudited)
Summary Consolidated Condensed Balance Sheet (In thousands) (unaudited)